UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41552	39-2078861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

1200 N. Federal Hwy, Suite 200

Boca Raton, Florida 33432

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ATLX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Chief Financial Officer

On June 15, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Atlas Lithium Corporation (the “Company”) recommended, and the Board approved, a compensation increase for Tiago Miranda, the Company’s Chief Financial Officer (Principal Financial and Accounting Officer) and Treasurer. In connection with the compensation increase, the Company and Mr. Miranda entered into an Amended and Restated Employment Agreement, dated June 15, 2026, which amends and restates the employment agreement originally entered into between the parties on July 23, 2024, to reflect the compensation increase (the A&R Employment Agreement”).

Mr. Miranda’s new compensation, effective immediately, includes (i) an annualized base salary of $360,000 (retroactive to May 29, 2026); (ii) a cash bonus opportunity of up to $120,000 each year, which may be earned based on the Company successfully filing certain periodic reports with the Securities and Exchange Commission (the “SEC”) on a timely basis; and (iii) the grant of restricted stock units (“RSUs”) pursuant to the Company’s 2023 Stock Incentive Plan, as amended, with a value of $480,000, which will vest in 25% increments on each of July 23, 2026, 2027, 2028 and 2029. Additionally, Mr. Miranda will be awarded a $20,000 one-time cash bonus.

The foregoing summary description of the A&R Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the A&R Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

As reported in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2026, on August 28, 2025, N’Golo, a non-governmental organization, filed a civil action in a Brazilian court alleging that the Company had not conducted a consultation with a certain traditional community (the “Community”) in connection with the Company’s expansion permit application.

On June 9, 2026, a Brazilian judge approved an agreement between the Company and N’Golo (the “Agreement”), which resolved and terminated the civil action. The Agreement acknowledged that the Company had consulted the Community. Under the terms of the Agreement, upon commencement of the Company’s lithium concentrate production, the Company has agreed to donate certain items to the Community, including a bulldozer.

Following this resolution, on June 12, 2026, the Company’s expansion permit application was formally placed on the agenda for a vote by the permitting commission of the state of Minas Gerais, which is scheduled to take place on June 26, 2026.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Tiago Miranda, dated June 15, 2026.

104	Cover Page Interactive Data File (embedded with the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS LITHIUM CORPORATION

Dated: June 16, 2026	By:	/s/ Marc Fogassa
	Name:	Marc Fogassa
	Title:	Chief Executive Officer